UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2013

GARB CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-26999	87-0296694
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

5278 South Pinemont Drive, Suite A-250
Murray, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(888) 573-6621, Ext. 1

5248 South Pinemont Drive, Suite C-110, Murray, Utah 84123
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01 Changes in Control of Registrant.

On the 6th day of August 2013, the three officers and directors of Garb Corporation entered into a stock purchase agreement to sale all of their Garb Corporation (Garb Oil & Power Corporation) preferred shares to Corporate Business Advisors, Inc., which represents 88.85% of Garb Corporation’s total voting rights.

John Rossi sold his 4 (four) shares of Class A preferred shares and 2,500,000 shares of Class B preferred shares for $114,000.

Igor Plahuta sold his 2 (two) shares of Class A preferred shares and 1,200,000 shares of Class B preferred shares for $57,000.

Alan Fleming sold his 1 (one) share of Class A preferred shares and 600,000 shares of Class B preferred shares for $29,000.

As owner financed transactions, the consideration is Corporate Business Advisors, Inc. or its assigns make respective payments until each of the above respective obligated amounts is paid in full. The only condition specified by contract for non-payment is that if any obligation’s respective portion is not paid in full on or before December 31, 2013, then a 10% (ten percent) late fee will be applied to the respective seller’s unpaid balance as additional consideration.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the 21st day of August 2013, Garb Corporation accepted the resignations of all three board members and their respective officer position(s) including subsidiaries (John Rossi, Igor Plahuta and Alan Fleming). Simultaneously to the acceptance of the three officers/directors’ resignations, Tammy Taylor accepted the Garb Corporation positions of Chief Executive Officer, President and (Sole) Director. Ms. Taylor also is the newly appointed Managing Director of Garb Corporation’s wholly owned subsidiary Resource Protection System GmBH.

On the 28th day of August 2013, M. Aimee Coleman accepted the position of Corporate Secretary, initially on a part time basis.

Tammy Taylor accepted her officer positions of Chief Executive Officer and President with a starting annual salary of $120,000 a year ($10,000 per month) plus one month’s salary as a bonus. Initially Ms. Taylor is to be paid $4,500 a month. The accrued unpaid salary and bonus are to be paid as operations improves cash flow.

M Aimee Coleman accepted the position as Corporate Secretary, initially on a part time basis, with a starting weekly pay of $250. Ms. Coleman will be compensated at an hourly rate of $25 per hour for all hours worked over 10 hours during any one week.

The Company does not have equity compensation plans under which equity securities of the Company are authorized for issuance. No other employee compensation or benefit plans are in place, other than Company designated paid holidays.

Tammy Taylor

With over 25 years combined experience in the Business, Sales, Real Estate and Human Services industries and as a business owner for over 10 years, Tammy has gained a wealth of experience in all aspects of running a successful company. Professionally, she has the ability to be strategic, detailed and thorough when presented with any type of business challenge. Tammy has a proven track record in her ability to analyze an issue and then develop and implement successful solutions. With her combined experience in a number of business industries, Tammy serves with passion and is driven to make any professional experience a success.

As an Executive Director for a transitional living organization, Tammy was instrumental in developing a program to serve the organization’s clients. The client program was designed to provide each client with the tools necessary to succeed in re-entering their communities and society as a whole.

Tammy has a B.A. in Business/Organizational Development. Other positions held include serving as a board member of the Pinellas Realtor Organization and the Florida Realtors Association. She is former Chairman of the International Council for the Pinellas Realtor Organization and has served on the Grievance, Government Relations and Political Action Committees. Tammy earned sales and service awards six consecutive years, including top new agent in the county. She has also been a spokesperson for the American Cancer Society and is 46 years old.

M Aimee Coleman

Aimee has over 25 years accounting/office and over 17 years both office and accounting management experience. Her software savvy and attention to all back office details have provided major contributions to companies being reorganized. She has with multiple companies proved to be instrumental in the accurate and timely efforts required to move the company forward as quickly as possible.

As Assistant Corporate Secretary in a Nasdaq BB company, Aimee was responsible for the communications among the senior officers and directors of all necessary corporate paperwork and relative material information as required for a public company to function effectively and timely as required, as well as an integral member of the company’s investment relations department. She has extensive experience with managing corporate governance matters and also was the Nasdaq BB company’s Accounting Manager.

Aimee attended Florida Metropolitan University and holds an AAS in Chemistry. She is a State of Florida Notary Public and is 41 years old.

Item 8.01 Other Events

The new Garb Corporation principal address changed to 5278 South Pinemont Drive, Suite A-250, Murray, Utah 84123.

The new Garb Corporation telephone number changed to (888) 573-6621, Ext. 1. The new Garb Corporation contact email address changed to info@garbreorg.com. The new Garb Corporation web site is changed to www.garbreorg.com.

The new Garb Corporation management will continue to operate the company to take advantage of the company’s rich history in the fast growing industry of waste recycling and specifically related to waste-to-energy. Garb Corporation is reorganizing to utilize both next-generation machines and new technologies to vertically integrate into the waste refinement, recycling and energy industries. The revised company emphasis is in profitable new and “green” solutions for waste-to-energy, alternate energy sources, gas drilling, fuel enhancements and improving energy usage efficiency.

Garb Corporation’s strategy is to build its own plants and sell the high value products that Garb’s new processing technologies allow it to produce. Briefly, several technologies and products in general that are under review include the following.

  Specific food waste (biomass) to energy and other of its potential green technology uses.

  Alternate energy sources beyond today’s widely publicized options.

  Fuel enhancements to increase efficiency and decrease pollution.

  Recycle fuel operations that utilize the fuel enhancement products.

  New equipment technologies that improve energy usage efficiency.

The reorganization of Garb Corporation will be a process that the new management intends to fulfill as soon as practical.

Item 9.01—Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(d)	Exhibits

Exhibit	Description
99.1	Press Release dated September 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARB CORPORATION
Registrant

Dated: September 12, 2013	By: /s/ Tammy Taylor
Tammy Taylor, Chief Executive Officer